Exhibit 99.1

                                VSB Bancorp, Inc.
                    Third Quarter 2005 Results of Operations
                   VSB Files for Sixth Branch on Staten Island


Contact Name:
Ralph M. Branca
Executive Vice President
(718) 979-1100

Staten Island, N. Y. --October 12, 2005. VSB Bancorp, Inc. (NASDAQ OTCBB: VSBN) reported quarterly net income of $657,574 for the third quarter of 2005, a 6.3% increase from the third quarter of 2004. The following unaudited figures were released today. Pre-tax income was $1,231,356 in the third quarter of 2005 as compared to $1,158,300 for the third quarter of 2004, an increase of $73,056, or 6.3%. Net income was $657,574, or basic income of $0.46 per common share, as compared to a net income of $618,841, or $0.43 basic income per common share, for the quarter ended September 30, 2004.

The $38,733 increase in net income was attributable to an increase in net interest income of $140,007, an increase in non-interest income of $197,189, due to a one time sub-lease buyout of $119,000 and a decrease in the provision for loan loss of $45,000, which were partially offset by an increase in non-interest expense of $309,140 and an increase in income tax expense of $34,323. Total assets decreased to $228.0 million, a decrease of $7.7 million, or 3.3%, from December 31, 2004. Total deposits decreased to $205.2 million, a decrease of $10.2 million, or 4.7%, during the third quarter of 2005. The Bancorp's Tier 1 capital ratio of 9.39% includes, as Tier 1 capital, $5.0 million (25% of its Tier 1 capital) from the proceeds of a $5 million trust preferred securities issuance in August 2003.

Average interest-earning assets and average investment securities grew $13.0 million and $13.3 million, respectively, from the third quarter of 2004 to the third quarter of 2005. Average demand deposits, an interest free source of funds for the Bancorp to invest, were approximately 37% of average total deposits for the third quarter of 2005, compared to 45% for the third quarter of 2004. Average time deposits grew by $19.0 million from the third quarter of 2004. The Company's interest rate spread and interest rate margin were 3.92% and 4.52%, respectively, for the quarter ending September 30, 2005 as compared to 4.11% and 4.56%, respectively, for the quarter ended September 30, 2004. Non-interest income increased $197,189, to $671,474, in the third quarter of 2005. Non-interest expense totaled $1.8 million, an increase of $309,140 from the third quarter of 2004. The growth in non-interest expense is directly attributable to, increases in health insurance costs and legal fees, an increase in other expenses due to increased costs of services, and the establishment of a reserve for an unasserted claim. The legal fee increase involves legal matters in which the Company's subsidiary is either a garnishee or holder of extensive subpoenaed records. The reserve is an unrelated unasserted claim involving a transaction between other parties that was processed by the Company.

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

Pre-tax income grew to $3,598,543 for the first nine months of 2005, as compared to $3,009,181 for 2004, an increase of $589,362, or 19.6%. Net income for the nine months ended September 30, 2005 was $1,921,827, or basic net income of $1.33 per common share, as compared to a net income of $1,607,319, or $1.13 per common share, for the nine months ended September 30, 2004. The $314,508 growth in net income was attributable to an increase in net interest income of $758,202, a decrease in the provision for loan loss of $220,000, and an increase in non-interest income of $241,038, partially offset by an increase in non-interest expense of $629,878. Income tax expense also increased $274,854 between the periods as pre-tax income increased.

Merton Corn, President and CEO of VSB Bancorp, Inc., stated, "Increases in the Prime Rate this year mean that the rates we earn on our Prime-based loans have now surpassed the interest rate floors on those loans. This will result in increased interest income that will help to offset increased deposit costs, especially in time deposits. We continue to evaluate the effects of a softening real estate market, which may require adjustments in our business strategy. The construction on our fifth branch in Rosebank has begun and we expect to open that branch in early 2006." Mr. Joseph J. LiBassi, VSB Bancorp, Inc.'s Chairman stated "Our earnings per share were $0.46 for the third quarter of 2005, our Return on Assets was 1.19% and our Return on Equity was 18.00% for this quarter. We have filed a branch application for our sixth branch site in Great Kills. We are implementing our growth strategy to better serve the professional and business people on Staten Island with our superior personal service. We continue to build upon our reputation as the Island's premier business bank."

VSB Bancorp, Inc. is the one-bank holding company for Victory State Bank. Victory State Bank, a Staten Island based commercial bank, commenced operations on November 17, 1997. The Bank's initial capitalization of $7.0 million was primarily raised in the Staten Island community. The Bancorp's total equity has increased to $14.3 million since the Bank was formed. The Bank operates four full service locations in Staten Island, the main office in the Oakwood Heights Shopping Center, the second on Forest Avenue, the third on Hyatt Street and the fourth branch on Hylan Boulevard. We received regulatory approval to open our fifth branch at 1065 Bay Street, in the Rosebank section of Staten Island and we have applied for a sixth branch location in the Great Kills section of Staten Island.

FORWARD LOOKING STATEMENTS

          This release contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to adverse changes in local, regional or national economic conditions, fluctuations in market interest rates, changes in laws or government regulations, changes in customer preferences, and changes in competition within our market area. When used in this release or in any other written or oral statements by the Company or its directors, officers or employees, words or phrases such as "will result in," "management expects that," "will continue," "is anticipated," "estimate," "projected," or similar expressions, and other terms used to describe future events, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date of the statement. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under the PSLRA's safe harbor provisions.

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

                                VSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                               September 30, 2005
                                   (unaudited)

                                                          September 30,    December 31,
                                                              2005             2004
                                                          -------------    -------------
Assets:

 Cash and cash equivalents                                $  42,429,608    $  35,659,073
 Investment securities, available for sale                  105,466,369      128,532,767
 Loans receivable                                            76,122,690       68,046,885
  Allowance for loan loss                                    (1,409,645)      (1,299,520)
                                                          -------------    -------------
    Loans receivable, net                                    74,713,045       66,747,365
 Bank premises and equipment, net                             1,523,076        1,817,284
 Accrued interest receivable                                    712,752          745,368
 Deferred taxes                                               2,037,193        1,462,940
 Other assets                                                 1,117,425          719,670
                                                          -------------    -------------
      Total assets                                        $ 227,999,468    $ 235,684,467
                                                          =============    =============

Liabilities and stockholders' equity:

Liabilities:
 Deposits:
    Demand and checking                                   $  74,597,681    $ 101,560,932
    NOW                                                      28,712,347       21,574,053
    Money market                                             19,439,898       23,388,850
    Savings                                                  16,291,566       14,159,026
    Time                                                     65,786,923       54,470,507
                                                          -------------    -------------
       Total Deposits                                       204,828,415      215,153,368
 Escrow deposits                                                364,090          270,105
 Subordinated debt                                            5,155,000        5,155,000
 Accounts payable and accrued expenses                        3,253,128        2,149,548
                                                          -------------    -------------
     Total liabilities                                      213,600,633      222,728,021
                                                          -------------    -------------

Employee Stock Ownership Plan Repurchase Obligation             123,120          126,825

Stockholders' equity:
 Common stock, ($.0001 par value, 3,000,000
    shares authorized, 1,509,822 issued and
    outstanding at Sept.  30, 2005 and 1,505,022 issued
    and outstanding at December 31, 2004)                           151              150
 Additional paid in capital                                   8,887,700        8,818,313
 Retained earnings                                            7,976,091        6,054,264
 Unallocated ESOP shares                                     (1,451,253)      (1,578,061)
 Accumulated other comprehensive loss, net
   of taxes of $991,792 and $405,662,
   respectively                                              (1,136,974)        (465,045)
                                                          -------------    -------------

    Total stockholders' equity                               14,275,715       12,829,621
                                                          -------------    -------------

     Total liabilities and stockholders'
        equity                                            $ 227,999,468    $ 235,684,467
                                                          =============    =============

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

                                VSB Bancorp, Inc.
                      Consolidated Statements of Operations
                               September 30, 2005
                                   (unaudited)

                                         Three months      Three months      Nine months       Nine months
                                            ended             ended             ended             ended
                                        Sept. 30, 2005    Sept. 30, 2004    Sept. 30, 2005    Sept. 30, 2004
                                        --------------    --------------    --------------    --------------
Interest and dividend income:
 Loans receivable                       $    1,540,973    $    1,335,491    $    4,193,942    $    3,952,991
 Investment securities                       1,160,153         1,074,385         3,715,401         2,815,449
 Other interest earning assets                 171,029            85,560           316,289           153,280
                                        --------------    --------------    --------------    --------------
     Total interest income                   2,872,155         2,495,436         8,225,632         6,921,720

Interest expense:
 NOW                                            28,455            25,494            78,351            76,168
 Money market                                   55,768            49,295           161,768           146,069
 Savings                                        20,897            16,910            59,235            45,090
 Subordinated debt / Trust preferred            89,040            89,040           267,119           267,119
 Time                                          330,917           107,626           781,303           267,620
                                        --------------    --------------    --------------    --------------
     Total interest expense                    525,077           288,365         1,347,776           802,066

Net interest income                          2,347,078         2,207,071         6,877,856         6,119,654
Provision (benefit) for loan loss              (15,000)           30,000           (90,000)          130,000
                                        --------------    --------------    --------------    --------------
    Net interest income
       after provision for loan loss         2,362,078         2,177,071         6,967,856         5,989,654

Non-interest income:
 Loan fees                                      22,914            23,109            80,008            57,306
 Service charges on deposits                   450,172           428,587         1,294,779         1,264,253
 Net rental income                             149,129             3,799           170,734            23,593
 Other income                                   49,259            18,790           103,752            63,083
                                        --------------    --------------    --------------    --------------
     Total non-interest income                 671,474           474,285         1,649,273         1,408,235

Non-interest expenses:
 Salaries and benefits                         958,331           853,144         2,832,081         2,483,512
 Occupancy expenses                            238,295           248,119           725,037           707,596
 Legal expense                                  84,057            36,890           117,432           121,188
 Professional fees                              51,000            49,814           177,000           145,591
 Computer expense                               62,045            60,914           176,995           196,140
 Other expenses                                408,468           244,175           990,041           734,681
                                        --------------    --------------    --------------    --------------
     Total non-interest expenses             1,802,196         1,493,056         5,018,586         4,388,708

       Income before income taxes            1,231,356         1,158,300         3,598,543         3,009,181
                                        --------------    --------------    --------------    --------------

Provision (benefit) for income taxes:
 Current                                       580,100           589,434         1,664,840         1,583,564
 Deferred                                       (6,318)          (49,975)           11,876          (181,702)
                                        --------------    --------------    --------------    --------------
     Total provision for income taxes          573,782           539,459         1,676,716         1,401,862

              Net income                $      657,574    $      618,841    $    1,921,827    $    1,607,319
                                        ==============    ==============    ==============    ==============

Basic income per common share           $         0.46    $         0.43    $         1.33    $         1.13
                                        ==============    ==============    ==============    ==============

Diluted net income per share            $         0.44    $         0.41    $         1.29    $         1.08
                                        ==============    ==============    ==============    ==============

Book value per common share             $         9.54    $         8.05    $         9.54    $         8.05
                                        ==============    ==============    ==============    ==============

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